Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of Centro NP LLC (the “Company”), each hereby certifies that, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to his knowledge on the date hereof:

(a)                                                          the Amendment No. 1 to Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2008 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(b)                                                         the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael Carroll
Michael Carroll
Chief Executive Officer
April 16, 2009

/s/ John Braddon
John Braddon
Chief Financial Officer
April 16, 2009

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Centro NP LLC and will be retained by Centro NP LLC and furnished to the Securities and Exchange Commission or its staff upon request.